Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Amendment No. 5 to Schedule 13D, dated September 12, 2024 with respect to the common stock of Terns Pharmaceuticals, Inc, is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. Each of the undersigned agrees to be responsible for the timely filing of this Statement, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 16th day of September 2024.

ORBIMED ADVISORS LLC

By:	/s/ Carl L. Gordon
Name: Carl L. Gordon
Title: Member

ORBIMED ASIA GP III, L.P.

By:	ORBIMED ADVISORS III LIMITED, its general partner

By:	/s/ Carl L. Gordon
Name: Carl L. Gordon
Title: Director of OrbiMed Advisors III Limited

ORBIMED ADVISORS III LIMITED

By:	/s/ Carl L. Gordon
Name: Carl L. Gordon
Title: Director

ORBIMED CAPITAL GP VII LLC

By:	ORBIMED ADVISORS LLC, its managing member

By:	/s/ Carl L. Gordon
Name: Carl L. Gordon
Title: Member of OrbiMed Advisors LLC

ORBIMED GENESIS GP LLC

By:	ORBIMED ADVISORS LLC, it’s managing member

By:	/s/ Carl L. Gordon
Name: Carl L. Gordon
Title: Member of OrbiMed Advisors LLC